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                                                                    EXHIBIT 99.1

PRESS RELEASE OF META GROUP, INC.
Tuesday, September 19, 2000, 2:00 p.m. Eastern Time


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208 Harbor Drive, P.O. Box 120061, Stamford, CT 06912-0061 o metagroup.com o
(800) 945-META o Fax: (203) 359-8066


Contact:       Ben Cesare                     Karen Griffiths
               META Group Inc.                The Financial Relations Board Inc.
               (203) 705-6553                       (212) 455-0913
               ben.cesare@metagroup.com


                                                           FOR IMMEDIATE RELEASE


                     META GROUP ANNOUNCES RESIGNATION OF CFO
                                       AND
                 ESTABLISHMENT OF NEW $25 MILLION LOAN FACILITY

         STAMFORD, Conn. (September 19, 2000) -- META Group Inc. (Nasdaq:
METG), a leading information technology (IT) research and consulting firm, today announced the resignation of Bernard Denoyer, the company's Sr. Vice President of Finance, Chief Financial Officer, and Treasurer. Denoyer, who is leaving to pursue other opportunities, will continue to serve as a consultant to META Group President and Chief Executive Officer Dale Kutnick. "Bernard joined META Group in 1994 and was part of the management team in the company's formative years, including being instrumental in META Group's initial public offering in 1995. We wish him all the best in his new endeavors" said Kutnick. The Board of Directors has appointed Robert Toole, Senior Vice President of International Operations, as acting CFO. A formal search for a permanent replacement is underway.

         In addition, META Group announced today that the company established a $25 million, one-year senior revolving credit facility with The Bank of New York, which upon expiration would convert into a five-year term loan. Interest is payable at the rate of (i) LIBOR plus 1.5% or (ii) the higher of the Prime Rate or the Federal Funds Rate plus .5%. The facility is collateralized by the company's marketable securities.

         Robert Toole has been a member of META Group's Executive Committee since early this year and since May has been working closely with the finance and administrative staff to improve the company's operating procedures. Prior to joining META Group in 1997, Toole was a consultant with Hewitt Associates LLC, a management consulting firm specializing in human resources. He received a B.S. from the United States Military Academy at West Point and served as an infantry officer in the United States Army. Toole also has an M.B.A. in finance from New York University.

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         "Over the last two years, Rob played a significant role in improving and integrating our international operations," said Kutnick. "I have the utmost confidence that he will meet with equal success in his new interim position."


                                ABOUT META GROUP

         META Group helps companies make better information technology (IT) decisions by providing research and analyst consultation and consulting relevant to their specific business needs. Offering advisory services, strategic consulting, and research reports that span the full spectrum of IT, META Group addresses the latest technologies, industry trends, and business challenges. With more than 2,500 client organizations worldwide, META Group differentiates itself from other information providers through its commitment to highly personal service (enabling "analysis in context"), bottom-line answers, and objectivity. For details, connect with metagroup.com.

STATEMENTS ABOVE THAT ARE NOT HISTORICAL FACTS MAY BE CONSIDERED FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY AS A RESULT OF VARIOUS FACTORS, INCLUDING THE LEVEL AND TIMING OF SUBSCRIPTION RENEWALS TO RESEARCH AND ADVISORY SERVICES; THE LEVEL AND TIMING OF CONTRACTED STRATEGIC CONSULTING BILLING; THE INTEGRATION OF NEW BUSINESSES INTO THE OPERATIONS OF THE COMPANY; THE TIMING OF PRODUCTION AND DELIVERY OF PUBLISHED RESEARCH PRODUCTS SOLD BY THE COMPANY; THE MIX OF DOMESTIC VERSUS INTERNATIONAL BUSINESS; THE TIMING OF THE DEVELOPMENT, INTRODUCTION, MARKETING, AND MARKET ACCEPTANCE OF NEW PRODUCTS AND SERVICES; THE TIMING OF THE HIRING OF RESEARCH ANALYSTS AND CONSULTANTS; THE TIMING AND EXECUTION OF THE COMPANY'S STRATEGIC PLANS; CHANGES IN THE SPENDING PATTERNS OF THE COMPANY'S TARGET CLIENTS; CHANGES IN THE MARKET DEMAND FOR IT RESEARCH AND ANALYSIS AND COMPETITIVE CONDITIONS IN THE INDUSTRY; AND OTHER RISKS AND UNCERTAINTIES DETAILED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.